UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

(X)     CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report - July 7, 2004

PEOPLES FINANCIAL SERVICES CORP.
(Exact Name of Registrant as Specified in its Charter)

PENNSYLVANIA	000-23863	23-2931852
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

50 Main Street, Hallstead, PA 18822
(Address of Principal Executive Officer)
(570) 879-2175
(Registrant's telephone number, including area code)
N/A
(Former Name or Former Address, if changed since last report)

Item 1. Changes in Control of Registrant
Not Applicable

Item 2. Acquisition or Disposition of Assets
Not Applicable

Item 3. Bankruptcy or Receivership
Not Applicable

Item 4. Changes in Registrant's Certifying Accountant
Not Applicable

Item 5. Other Events
Registrant files this Current Report on Form 8K to submit a copy of Registrant's Press Release of Peoples Financial Services Corp., dated July 7, 2004, regarding dividend declaration
Item 6. Resignations of Registrant's Directors
Not Applicable

Item 7. Financial Statements and Exhibits
(a) Not Applicable.
(b) Not Applicable.
(c) Exhibit:
99 Press Release of Peoples Financial Services Corp. dated July 7, 2004, regarding dividend announcement.

Item 8. Change in Fiscal Year
Not Applicable

Item 9. Regulation FD Disclosure
Not Applicable

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PEOPLES FINANCIAL SERVICES, CORP.
(Registrant)

/s/ Debra E. Dissinger
Dated July 7, 2004	By Debra E. Dissinger
Executive Vice President

EXHIBIT INDEX

		Page Number
		in Manually
Exhibit		Signed Original
99	Press Release of Peoples Financial Services	3
	Corp. dated July 7, 2004.

EXHIBIT 99

PRESS RELEASE

Peoples Financial Services Corp. Declares Dividend

A regular quarterly dividend of $0.18 per share was declared on July 1, 2004. The dividend will be paid on August 17, 2004, to shareholders of record on July 30, 2004.

Peoples Financial Services Corp., Hallstead, PA, is the parent company of Peoples National Bank, an independent community bank with eight offices. The branches are located in the Hallstead Shopping Plaza, Hop Bottom, Susquehanna, and Montrose in Susquehanna County; Nicholson, Tunkhannock, and Meshoppen in Wyoming County; and in Conklin, Broome County, NY.

This press release contains certain forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Actual results and trends could differ materially from those set forth in such statements due to various factors. Such factors include the possibility that increased demand for prices for the Company’s financial services and products may not occur, changing economic, interest rate and competitive conditions, technological developments, and other risks and uncertainties including those detailed in the Company’s filings with the Securities and Exchange Commission.